Exhibit 99.2
CT Communications, Inc.
Supplemental Information
Fourth Quarter 2006

ILEC	4Q 2006	4Q 2005	% Change
Cap Ex as a % of Revenue	54.6%	11.4%
Business Access Lines	28,122	28,263	(0.5%)
Residential Access Lines	78,298	81,854	(4.3%)
Gross Adds	2,550	2,656	(4.0%)
Disconnects	4,050	3,582	13.1%
Net (Losses)	(1,500)	(926)	(62.0%)
Monthly Churn Rate	1.3%	1.1%
Long Distance Penetration	80.6%	77.1%
DSL Penetration of ILEC Lines	20.9%	15.5%

Wireless	4Q 2006	4Q 2005	% Change
Cap Ex as a % of Revenue	6.6%	5.5%
Gross Adds	2,998	3,284	(8.7%)
Disconnects	2,547	2,431	4.8%
Net Adds	451	853	(47.1%)
Monthly Churn Rate	1.7%	1.8%
Subscriber ARPU	$44.00	$40.97	7.4%
Cell Sites	94	85	10.6%

CLEC	4Q 2006	4Q 2005	% Change
Cap Ex as a % of Revenue	6.6%	10.6%
T-1/PRI Facility Based Lines	22,651	18,924	19.7%
B-1/R-1 Facility Based Lines	7,108	7,765	(8.5%)
Resale and UNE-P Lines	5,856	5,857	(0.0%)
Gross Adds	1,725	1,496	15.3%
Disconnects	978	803	21.8%
Net Adds	747	693	7.8%
Monthly Churn Rate	0.9%	0.8%
CLEC LD Lines	21,622	20,948	3.4%
Out of Area LD Only Lines	2,591	3,989	(35.0%)
LD Penetration of CLEC Lines	60.7%	64.4%

Greenfield	4Q 2006	4Q 2005	% Change
Cap Ex as a % of Revenue	64.8%	87.8%
Business Lines	5,515	4,862	13.4%
Residential Lines	11,104	10,067	10.3%
Gross Adds	1,175	1,399	(16.0%)
Disconnects	917	857	7.0%
Net Adds	258	542	(52.4%)
Monthly Churn Rate	1.9%	1.9%
Greenfield LD Lines	10,424	8,603	21.2%
LD Penetration of Greenfield Lines	62.7%	57.6%
DSL Penetration of Greenfield Lines	20.8%	15.9%

Internet & Data	4Q 2006	4Q 2005	% Change
Cap Ex as a % of Revenue	9.6%	9.0%
DSL Gross Adds	2,472	2,567	(3.7%)
DSL Disconnects	1,312	981	33.7%
DSL Net Adds	1,160	1,586	(26.9%)
Dial-Up Gross Adds	206	312	(34.0%)
Dial-Up Disconnects	621	987	(37.1%)
Dial-Up Net (Losses)	(415)	(675)	38.5%
High Speed Gross Adds	86	74	16.2%
High Speed Disconnects	63	30	110.0%
High Speed Net Adds	23	44	(47.7%)

2